SCHEDULE A

THIS SCHEDULE A lists the Funds and the Expense Limitation Amounts which are established pursuant to this Expense Limitation Agreement:

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	TERMINATION DATE

LVIP American Century VP Mid Cap Value Managed Volatility Fund	0.00%	0.35%	April 30, 2016

LVIP AQR Enhanced Global Strategies Fund	0.70%	0.95%	April 30, 2016

LVIP BlackRock Multi-Asset Income Fund	0.36%	0.61%	April 30, 2016

LVIP BlackRock U.S. Opportunities Managed Volatility Fund	0.85%	1.10%	April 30, 2016

LVIP ClearBridge Large Cap Managed Volatility Fund	0.10%	0.45%	April 30, 2016

LVIP ClearBridge Variable Appreciation Managed Volatility Fund	0.00%	0.35%	April 30, 2016

LVIP Delaware Foundation Aggressive Allocation Fund	0.73%	0.98%	April 30, 2016

LVIP Delaware Foundation Moderate Allocation Fund	0.73%	0.98%	April 30, 2016

LVIP Delaware Foundation Conservative Allocation Fund	0.73%	0.98%	April 30, 2016

LVIP Dimensional U.S. Core Equity 2 Fund	0.53%	0.78%	April 30, 2016

LVIP Dimensional International Core Equity Fund	0.68%	0.93%	April 30, 2016

LVIP Franklin Mutual Shares VIP Managed Volatility Fund	0.05%	0.40%	April 30, 2016

LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.57%	0.82%	April 30, 2016

LVIP Goldman Sachs Income Builder Fund	0.75%	1.00%	April 30, 2016

LVIP Invesco V.I. Comstock Managed Volatility Fund	0.00%	0.35%	April 30, 2016

LVIP Invesco Diversified Equity-Income Managed Volatility Fund	0.07%	0.42%	April 30, 2016

LVIP Managed Risk Profile 2010 Fund	0.30%	0.55%	April 30, 2016

LVIP Managed Risk Profile 2020 Fund	0.30%	0.55%	April 30, 2016

LVIP Managed Risk Profile 2030 Fund	0.30%	0.55%	April 30, 2016

LVIP Managed Risk Profile 2040 Fund	0.30%	0.55%	April 30, 2016

LVIP Managed Risk Profile 2050 Fund	0.30%	0.55%	April 30, 2016

LVIP U.S. Growth Allocation Managed Risk Fund	0.35%	0.60%	April 30, 2016

LVIP MFS International Growth Managed Volatility Fund	0.20%	0.45%	April 30, 2016

LVIP Multi-Manager Global Equity Managed Volatility Fund	0.35%	0.70%	April 30, 2016

LVIP SSgA Conservative Index Allocation Fund	0.20%	0.45%	April 30, 2016

LVIP SSgA International Managed Volatility Fund	0.25%	0.50%	April 30, 2016

LVIP SSgA Large Cap Managed Volatility Fund	0.25%	0.50%	April 30, 2016

LVIP SSgA Small Cap Managed Volatility Fund	0.25%	0.50%	April 30, 2016

LVIP VIP Contrafund® Managed Volatility Portfolio	0.10%	0.45%	April 30, 2016

LVIP VIP Mid Cap Managed Volatility Portfolio	0.10%	0.45%	April 30, 2016

MASTER-FEEDER FUNDS

LVIP American Global Small Capitalization Fund	0.10% [1] Service II Class	N/A	April 30, 2016

[1]	Applies only to “Other Expenses” as such term is used in the Fund’s prospectus.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of March 13, 2015, and effective as of the 1st day of May, 2015.

LINCOLN INVESTMENT ADVISORS CORPORATION	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

/s/ Kevin J. Adamson	/s/ William P. Flory, Jr.
Name: Kevin J. Adamson Title: Vice President	Name: William P. Flory, Jr. Title: Vice President & Chief Accounting Officer

3